UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2007

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Sunrise Senior Living, Inc. (“Sunrise”) is filing this Current Report on Form 8-K to report the voting results from its 2007 Annual Meeting of Stockholders held on Tuesday, October 16, 2007. The votes were tabulated and certified by Georgeson Inc., the independent inspector of election appointed for the meeting.

Pursuant to two related orders of the Delaware Chancery Court, the items considered and voted upon at the 2007 Annual Meeting consisted of:

•	the election of three directors to terms of three years each;

•
a shareholder proposal requesting that the Board of Directors take the necessary steps, in accordance with applicable state law, to declassify the board of directors so that all directors are elected annually; and

•
a shareholder proposal requesting that the Board of Directors adopt a policy whereby, in the event of a restatement of financial results, the Board will review all bonuses and other awards that were made to senior executives on the basis of having met or exceeded performance goals during the period of the restatement and will, to the maximum extent feasible, recoup for the benefit of Sunrise all such bonuses or awards to the extent that performance goals were not achieved.

There were a total of 50,501,059 shares of Sunrise common stock outstanding on September 24, 2007, the voting record date for the 2007 Annual Meeting. Of these, 26,461,792 shares were present in person or by proxy at the annual meeting (or 52.4% of the total shares outstanding), which constituted the quorum for the meeting under Delaware statutory requirements.

Election of Three Directors

At the 2007 Annual Meeting, each of the three director nominees (Paul J. Klaassen, Craig R. Callen and Lynn Krominga) were re-elected to new three-year terms. The vote totals for the election of directors, as certified by Georgeson Inc., were as follows:

Director	Votes For:	Withhold Authority:
Paul J. Klaassen	20,454,740	6,007,052
Craig R. Callen	10,049,670	16,412,122
Lynn Krominga	26,357,265	104,527

The other directors whose terms of office as directors continue after the 2007 Annual Meeting are: Ronald V. Aprahamian, Thomas J. Donohue, Stephen D. Harlan, J. Douglas Holladay, Teresa M. Klaassen and William G. Little.

Shareholder Proposal Requesting that the Board Take Necessary Steps Under State Law to Declassify the Board

As certified by Georgeson Inc., this shareholder proposal received 22,309,237 votes for (84.3% of the shares present in person or by proxy at the 2007 Annual Meeting), 4,086,091 votes against (15.4% of the shares present in person or by proxy at the 2007 Annual Meeting) and there were 66,464 abstentions (0.3% of the shares present in person or by proxy at the 2007 Annual Meeting). Accordingly, this shareholder proposal, which is advisory, was adopted. The shares voted for, against and abstaining on this shareholder proposal constituted 44.2%, 8.1% and 0.1%, respectively, of the total shares outstanding.

Shareholder Proposal Requesting that the Board of Directors Adopt a Policy Regarding the Clawback of Certain Performance-Based Bonuses and Awards in the Event of a Restatement of Financial Results

As certified by Georgeson, Inc., this shareholder proposal received 7,193,931 votes for (27.2% of the shares present in person or by proxy at the 2007 Annual Meeting), 18,077,517 votes against (68.3% of the shares present in person or by proxy at the 2007 Annual Meeting) and there were 1,186,544 abstentions (4.5% of the shares present in person or by proxy at the 2007 Annual Meeting). Accordingly, this shareholder proposal, which is advisory, was not adopted. The shares voted for, against and abstaining on this shareholder proposal constituted 14.3%, 35.8% and 2.4%, respectively, of the total shares outstanding.

There were no broker non-votes for either shareholder proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)

Date: October22, 2007	By:	/s/ John G. Gaul
John G. Gaul
General Counsel